As filed with the Securities and Exchange Commission on July 24, 2007
Registration No. 333-126559

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
NASH-FINCH COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	41-0431960 (I.R.S. Employer Identification Number)
Nash-Finch Company
7600 France Avenue South
P.O. Box 355
Minneapolis, Minnesota 55440-0355
(952) 832-0534
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Kathleen M. Mahoney
Nash-Finch Company
7600 France Avenue South
P.O. Box 355
Minneapolis, Minnesota 55440-0355
(952) 844-1262
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
David W. Pollak, Esq.
Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178
(212) 309-6000
     Approximate date of commencement of proposed sale to the public:      Not applicable.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thererto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES
     On July 13, 2005, Nash-Finch Company, a Delaware corporation (the “Registrant”), filed a registration statement on Form S-3 (File No. 333-126559) (as amended, the “Registration Statement”) pertaining to the registration of (1) $322,000,000 in aggregate principal amount of Senior Subordinated Convertible Notes due 2035 (the “Notes”) and (2) common stock, par value $1.66 2/3 per share, of the Registrant issuable upon conversion of the Notes (the “Shares”). The Registration Statement was declared effective on October 5, 2005. The Registrant’s contractual obligation to maintain the effectiveness of the Registration Statement pursuant to a registration rights agreement, dated March 15, 2005, by and among the Registrant and Deutsche Bank Securities Inc. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Registration Rights Agreement”), has terminated, and the Registrant is terminating all offerings of Notes and Shares pursuant to the Registration Statement. In accordance with the undertakings made by the Registrant in Part II, Item 17(a)(3) of the Registration Statement (pursuant to Item 512(a)(3) of Regulation S-K) to remove from registration, by means of a post-effective amendment, any securities of the Registrant that remain unsold at the termination of the offering, the Registrant hereby removes from registration all Notes and Shares registered under the Registration Statement that remain unsold.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 23rd day of July 2007.

Nash-Finch Company
By:	/s/ Alec C. Covington
Alec C. Covington
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities indicated.

Date

/s/ Alec C. Covington	July 23, 2007
Alec C. Covington
President and Chief Executive Officer
(Principal Executive Officer) and Director

/s/ Robert B. Dimond	July 23, 2007
Robert B. Dimond
Senior Vice President and
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

/s/ William R. Voss	July 23, 2007
Chairman

/s/ Robert Bagby	July 23, 2007
Robert Bagby
Director

/s/ Carole Bitter	July 23, 2007
Carole Bitter
Director

/s/ Jerry Ford	July 23, 2007
Jerry Ford
Director

/s/ Mickey Foret	July 23, 2007
Mickey Foret
Director

Date

/s/ John Grunewald	July 23, 2007
John Grunewald
Director

/s/ Douglas Hacker	July 23, 2007
Douglas Hacker
Director

/s/ William Weintraub	July 23, 2007
William Weintraub Director